Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of October [●], 2025, is made by and among Super League Enterprise, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), and each of the purchasers (individually, a “Purchaser” and collectively the “Purchasers”) set forth in the execution pages hereof (each, an “Execution Page” and collectively the “Execution Pages”).

RECITALS

WHEREAS, the Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”), as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (including the rules and regulations promulgated thereunder, the “Securities Act”);

WHEREAS, upon satisfaction of certain conditions, the Purchasers, severally and not jointly, desire to purchase, and the Company desires to issue and sell to the Purchasers, upon the terms and subject to the conditions set forth in this Agreement an aggregate of twenty million (20,000,000) shares (the “Common Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”); provided, however, that a Purchaser in its sole discretion, may elect to purchase pre-funded warrants (the “Pre-Funded Warrants”) in lieu of Common Shares in such manner to result in the same aggregate purchase price being paid by such Purchaser less an exercise price of $0.00001 per Pre-Funded Warrant.

WHEREAS, in connection with the purchase of the Common Shares (or Pre-funded Warrants in lieu thereof) by the Purchasers, each Purchaser shall receive a warrant, in the form attached hereto as Exhibit A (each, a “Common Warrant”, and collectively with the Pre-Funded Warrants, the “Warrants”), to acquire that number of shares of Common Stock, at an exercise of $1.00 per share (as appropriately adjusted for stock splits, stock dividends, recapitalizations, reclassifications, reorganizations, combinations and the like), equal to 100% of the number of Common Shares and Pre-funded Warrants purchased by such Purchaser;

WHEREAS, the shares of Common Stock issuable upon exercise of the Warrants are referred to herein as the “Warrant Shares.” The Common Shares, the Warrants, and the Warrant Shares are collectively referred to herein as the “Securities” and each of them may individually be referred to herein as a “Security”; and

WHEREAS, in connection with the execution of this Agreement, the parties hereto will execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights under the Securities Act and applicable state securities laws. This Agreement, the Registration Rights Agreement, the Lock-Up Agreements and the Warrants are collectively referred to herein as the “Transaction Documents.”

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows:

1.	INVESTMENTS.

(a)    Purchase and Sale of Securities. Subject to the terms and conditions hereof, at the Closing (as defined in Section 1(b) below), the Company shall issue and sell to each Purchaser, and each Purchaser, severally and not jointly, shall purchase from the Company, for a purchase price (as to each Purchaser, the “Purchase Price”) equal to $1.00 per Common Share and Common Warrant; provided, however, that if Purchaser elects to purchase Pre-Funded Warrants in lieu of Common Shares, the Purchase Price being paid by such Purchaser shall be reduced by $0.00001 per Pre-Funded Warrant (i) such number of Common Shares and/or Pre-funded Warrants as is set forth on such Purchaser’s Signature Page, and (ii) a Common Warrant to acquire that number of shares of Common Stock equal to 100% of the number of Common Shares and Pre-funded Warrants purchased by such Purchaser; provided, however, the number of Common Shares, Warrant Shares, and the exercise price of the Warrants will be appropriately adjusted for any stock splits, stock dividends, recapitalizations, reclassifications, reorganizations, combinations and the like of the Company’s Common Stock that occur prior to the Closing. For the avoidance of doubt, the Warrants and Warrant Shares may also be adjusted after the Closing pursuant to the terms of the Warrant.

(b)    The Closing. Closing of the transactions contemplated hereunder (the “Closing”) shall occur on the date on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto in connection with the Closing, and all conditions precedent to (i) the Purchasers’ obligation to deliver the Purchase Price for the Common Shares to the Company, as set forth in Section 6, and (ii) the Company’s obligations to deliver the Common Shares and Warrants set forth in Section 7, in each case, have been satisfied or waived. The day on which the Closing occurs shall be the “Closing Date.”

(c)    Method of Funding. On or before the Closing Date, each Purchaser shall fund the Purchase Price for the Common Shares and Warrants to be issued and sold to such Purchaser, by wire transfer of immediately available funds to the escrow account established for the private placement using the wire instructions attached hereto as Exhibit C.

(d)    Delivery of Securities. On the Closing Date, the Company shall deliver to each Purchaser the respective Common Shares and Warrants purchased by such Purchaser.

2.	PURCHASERS’ REPRESENTATIONS AND WARRANTIES.

Each Purchaser, severally, but not jointly, represents and warrants to the Company as to itself only as follows:

(a)    Purchase for Own Account, Etc. Such Purchaser is purchasing the Securities for such Purchaser’s own account for investment purposes only and not with a view towards the public sale or distribution thereof, except pursuant to sales that are exempt from the registration requirements of the Securities Act and/or sales registered under the Securities Act. Such Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company, and is capable of evaluating the merits and risks of its investment in the Company. Such Purchaser understands that it must bear the economic risk of this investment indefinitely, unless the Securities are registered pursuant to the Securities Act and any applicable state securities or blue sky laws or an exemption from such registration is available, and that the Company has no present intention of registering the resale of any such Securities other than as contemplated by the Registration Rights Agreement. Notwithstanding anything in this Section 2(a) to the contrary, by making the representations herein, such Purchaser does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from the registration requirements under the Securities Act

(b)    Accredited Investor Status. Such Purchaser is an “Accredited Investor”, as that term is defined in Rule 501(a) of Regulation D.

(c)    Reliance on Exemptions. Such Purchaser understands that the Securities are being offered and sold to such Purchaser in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws, and that the Company is relying upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities.

(d)    Information. All materials relating to the business, finances and operations of the Company (including the Company’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q) and materials relating to the offer and sale of the Securities which have been specifically requested by such Purchaser or its counsel have been made available to such Purchaser and its counsel, if any. Neither such inquiries nor any other investigation conducted by such Purchaser or its counsel or any of such Purchaser’s representatives shall modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in Section 3 below. Such Purchaser understands that its investment in the Securities involves a high degree of risk, including the risk of loss of its entire investment in the Securities.

(e)    Governmental Review. Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

(f)    Transfer or Resale. Such Purchaser understands that (i) except as provided in the Registration Rights Agreement attached hereto as Exhibit B, the sale or resale of the Securities have not been and are not being registered under the Securities Act or any state securities laws, and the Securities may not be transferred unless (A) the transfer is made pursuant to and as set forth in an effective registration statement under the Securities Act covering the Securities; or (B) such Purchaser shall have delivered to the Company an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; or (C) sold under and in compliance with Rule 144 promulgated under the Securities Act (including any successor rule, “Rule 144”); or (D) sold or transferred to an affiliate of such Purchaser that agrees to sell or otherwise transfer the Securities only in accordance with the provisions of this Section 2(f) and that is an Accredited Investor; and (ii) neither the Company nor any other person or entity under any obligation to register such Securities under the Securities Act or any state securities laws (other than pursuant to the terms of the Registration Rights Agreement). Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement, provided such pledge is consistent with applicable laws, rules and regulations.

(g)    Legends. Such Purchaser understands that the Common Shares and Warrants and, until such time as the Warrant Shares have been registered under the Securities Act (including registration pursuant to Rule 416 thereunder) as contemplated by the Registration Rights Agreement or otherwise may be sold by such Purchaser under Rule 144, the book-entry statements for the Common Shares and Warrant Shares may bear a restrictive legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR IN ANY OTHER JURISDICTION. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

The Company shall after any registration statement covering the Securities (including, without limitation, the Registration Statement contemplated by the Registration Rights Agreement) is declared effective, deliver to its transfer agent an opinion letter of counsel, with a copy to the Purchasers upon request, opining that at any time such registration statement is effective, and as promptly as practicable, but in no event later than three (3) Trading Days after a request by a Purchaser following the date that such registration statement is declared effective, cause the Company’s transfer agent shall remove the legend set forth on the certificates (or book entry statements) representing the Common Shares, and, in connection with the issuance of the Warrant Shares, certificates (or book entry statements) representing such Warrant Shares without the restrictive legend above, provided such Common Shares and Warrant Shares are to be sold pursuant to the prospectus contained in such Registration Statement. Upon receipt of such opinion, the Company shall cause the transfer agent to confirm, orally or in writing, for the benefit of the Purchasers, that no further opinion of counsel is required at the time of transfer in order to issue such shares without such restrictive legend.

The legend set forth above shall be removed and the Company shall issue a certificate (or book-entry statement, as applicable), without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by state securities laws, (i) the sale of such Security is registered under the Securities Act (including registration pursuant to Rule 416 thereunder); (ii) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Security may be made without registration under the Securities Act; or (iii) such holder provides the Company with reasonable assurances that such Security can be sold under Rule 144. In the event the above legend is removed from any Security and thereafter the effectiveness of a registration statement covering such Security is suspended or the Company determines that a supplement or amendment thereto is required by applicable securities laws, then, upon reasonable advance written notice to such Purchaser, the Company may require that the above legend be placed on any such Security that cannot then be sold pursuant to an effective registration statement or under Rule 144 and such Purchaser shall cooperate in the replacement of such legend. Such legend shall thereafter be removed when such Security may again be sold pursuant to an effective registration statement or under Rule 144.

(h)    Authorization; Enforcement. The Transaction Documents have been duly and validly authorized, executed and delivered on behalf of such Purchaser and are valid and binding agreements of such Purchaser enforceable against such Purchaser in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

(i)    Residency. Such Purchaser is a resident of the jurisdiction set forth under such Purchaser’s name on the Execution Page hereto executed by such Purchaser

(j)    Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, each Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a notice of this Offering, or a summary of the terms of this Offering (written or oral), from the Company or any other Person representing the Company and the transactions contemplated hereunder and ending immediately prior to the execution hereof. Other than to other Persons party to this Agreement or to such Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). For purposes of this Agreement, “Short Sales” means “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis) whether such transactions are made through U.S. or non-U.S. broker dealers or foreign regulated brokers.

3.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Except as set forth on a Disclosure Schedule executed and delivered by the Company to each Purchaser (the “Disclosure Schedule”), the Company represents and warrants to each Purchaser as follows:

(a)    Organization and Qualification; Subsidiaries. The Company and each of its subsidiaries (collectively, the “Subsidiaries”) is a corporation duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated or organized, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary and where the failure so to qualify would have, or would reasonably be expected to result in, a Material Adverse Effect. For purposes of this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the Securities, (ii) the ability of the Company to perform its obligations under this Agreement or the other Transaction Documents or (iii) the business, operations, properties, prospects, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole. Other than the Subsidiaries set forth on the Disclosure Schedule, the Company has no subsidiaries.

(b)    Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents, to issue and sell the Common Shares and Warrants in accordance with the terms hereof, to issue the Warrant Shares upon exercise of the Warrants in accordance with the terms thereof; (ii) the execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Common Shares and Warrants, and the issuance and reservation for issuance of the Warrant Shares) have been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board of Directors, or any committee of the Board of Directors is required, and (iii) this Agreement constitutes, and, upon execution and delivery by the Company of the other Transaction Documents, such Transaction Documents will constitute, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies. Each Purchaser hereby acknowledges that the performance by the Company of its obligations under this Agreement or the other Transaction Documents, or the consummation by it of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Common Shares and Warrants, or the issuance or reservation for issuance of the Warrant Shares) requires the consent or authorization of the Company’s stockholders pursuant to the Listing Rules of Nasdaq.

(c)    Capitalization. The capitalization of the Company as of June 30, 2025, including the authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Company’s stock option plans, the number of shares issuable and reserved for issuance pursuant to securities (other than the Common Shares and Warrants) exercisable or exchangeable for, or convertible into, any shares of capital stock and the number of shares to be reserved for issuance upon exercise of the Warrants is set forth in the SEC Documents. All of such outstanding shares of capital stock have been, or upon issuance in accordance with the terms of any such exercisable, exchangeable or convertible securities will be, validly issued, fully paid and non-assessable. Except as set forth in the SEC Documents or 3(c) of the Disclosure Schedules, no shares of capital stock of the Company (including the Warrant Shares) are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances. Except for the Securities and as set forth in the SEC Documents, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries, nor are any such issuances or arrangements contemplated, (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the Securities Act (except the Registration Rights Agreement); (iii) there are no outstanding securities or instruments of the Company which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem any security of the Company; and (iv) the Company does not have any shareholder rights plan, “poison pill” or other anti-takeover plans or similar arrangements. The Company can furnish, upon request, true and correct copies of the Company’s Certification of Incorporation as in effect on the date hereof (“Certificate of Incorporation”), the Company’s Bylaws as in effect on the date hereof (the “Bylaws”), and all other instruments and agreements governing securities convertible into or exercisable or exchangeable for capital stock of the Company. The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or any such Subsidiary.

(d)    Issuance of Securities. The Common Shares and Warrants are duly authorized and, upon issuance in accordance with the terms of this Agreement, (i) will be validly issued and free from all taxes, liens, claims and encumbrances (other than restrictions on transfer contained in this Agreement or the Warrants), (ii) will not be subject to preemptive rights, rights of first refusal or other similar rights of stockholders of the Company or any other person or entity and (iii) will not impose personal liability on the holder thereof. The Warrant Shares are duly authorized and reserved for issuance, and, upon exercise of the Warrants in accordance with the terms thereof, (x) will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances (other than restrictions on transfer contained in this Agreement), (y) will not be subject to preemptive rights, rights of first refusal or other similar rights of stockholders of the Company or any other person or entity and (z) will not impose personal liability upon the holder thereof. Except for the filing of any notice prior or subsequent to the Closing Date that may be required under applicable state and/or federal securities laws (or comparable laws of any other jurisdiction), no authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency, instrumentality or other third party, is or will be necessary for, or in connection with, the execution and delivery by the Company of this Agreement, for the offer, issue, sale, execution or delivery of the Common Shares and Warrants, or for the performance by the Company of its obligations under this Agreement. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any person or entity listed in the first paragraph of Rule 506(d)(1), except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable.

(e)    No Conflicts. Except as set forth in the SEC Documents, the execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Common Shares and Warrants, and the issuance and reservation for issuance of the Warrant Shares) will not (i) result in a violation of the Certificate of Incorporation or Bylaws, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws, rules and regulations and rules and regulations of any self-regulatory organizations to which either the Company or its securities are subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, or (iv) result in the imposition of a mortgage, pledge, security interest, encumbrance, charge or other lien on any asset of the Company or any Subsidiary (except, with respect to clauses (ii) and (iii), for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations that would not, individually or in the aggregate, have a Material Adverse Effect).

(f)    Compliance. Except as set forth in the SEC Documents, neither the Company nor any of its Subsidiaries is in violation of its Certificate of Incorporation, Bylaws or other organizational documents, and neither the Company nor any of its Subsidiaries is in default (and no event has occurred that with notice or lapse of time or both would put the Company or any of its Subsidiaries in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party. The businesses of the Company and its Subsidiaries are not being conducted, and shall not be conducted so long as the Purchaser (or any of its respective affiliates) own any of the Securities, in violation of any law, ordinance or regulation of any governmental entity, except for possible violations the sanctions for which either singly or in the aggregate have not had and would not have a Material Adverse Effect. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person or entity acting on behalf of the Company or any Subsidiary has, in the course of his, her or its actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, provincial or foreign regulatory authorities that are material to the conduct to its business, and neither the Company nor any of its Subsidiaries has received any notice of proceeding relating to the revocation or modification of any such certificate, authorization or permit. Except as set forth in the SEC Documents, the Company has complied in all material respects with and is not in default or violation in any material respect of, and is not, to the Company’s knowledge, under investigation with respect to or has not been, to the knowledge of the Company, threatened to be charged with or given notice of any violation of, any applicable federal, state, local or foreign law, statute, ordinance, license, rule, regulation, policy or guideline, order, demand, writ, injunction, decree or judgment of any federal, state, local or foreign governmental or regulatory authority. Except for statutory or regulatory restrictions of general application, no federal, state, local or foreign governmental or regulatory authority has placed any material restriction on the business or properties of the Company.

(g)    SEC Documents, Financial Statements. The Company has timely filed (within applicable extension periods) all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, the “SEC Documents”). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings made prior to the date hereof). As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC applicable with respect thereto. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), consistently applied, during the periods involved (except as may be otherwise indicated in such financial statements or the notes thereto or, in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to immaterial year-end audit adjustments). Except as set forth in the financial statements of the Company included in the Select SEC Documents (as defined below), the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of such financial statements and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in such financial statements, which liabilities and obligations referred to in clauses (i) and (ii), individually or in the aggregate, are not material to the financial condition or operating results of the Company. For purposes of this Agreement, “Select SEC Documents” means the Company’s (A) Annual Report on Form 10-K for the fiscal year ended December 31, 2024, (B) Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025, and June 30, 2025, and (C) all Current Reports on Form 8-K filed since August 14, 2025.

(h)    Transactions With Affiliates. Except as set forth in the SEC Documents, none of the officers, directors, or employees of the Company or any of its Subsidiaries is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services solely in their capacity as officers, directors or employees), including, without limitation, any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or any corporation, partnership, trust or other entity in which any such officer, director, or employee has an ownership interest of five percent or more or is an officer, director, trustee or partner.

(i)    Absence of Litigation. Except as disclosed in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body (including, without limitation, the SEC) pending or affecting the Company, any of its Subsidiaries, or any of their respective directors or officers in their capacities as such. To the knowledge of the Company or any of its Subsidiaries, there are no actions, suits, proceedings, inquiries or investigations before or by any court, public board, government agency, self-regulatory organization or body (including, without limitation, the SEC) threatened against the Company, any of its Subsidiaries, or any of their respective directors or officers in their capacities as such, which, if determined adversely, could, either individually or in the aggregate, have a Material Adverse Effect. There are no facts which, if known by a potential claimant or governmental authority, could give rise to a claim or proceeding which, if asserted or conducted with results unfavorable to the Company or any of its Subsidiaries, could reasonably be expected to have a Material Adverse Effect.

(j)    Intellectual Property. Each of the Company and its Subsidiaries owns or is duly licensed (and, in such event, has the unfettered right to grant sublicenses) to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, permits, inventions, discoveries, processes, scientific, technical, engineering and marketing data, object and source codes, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, “Intellectual Property”) used in or necessary for the conduct of its business as now being conducted and as presently contemplated to be conducted in the future (collectively, the “Company Intellectual Property”). Except as set forth in the SEC Documents, there are no rights of third parties to any of the Company Intellectual Property except through licensing agreements. Except as set forth on the Disclosure Schedule, there are no outstanding options, licenses or agreements of any kind relating to the Company Intellectual Property, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the Intellectual Property of any other person or entity (collectively, the “Third Party License Agreements”) other than such licenses or agreements arising from the purchase of generally available products, as to which the aggregate consideration paid by or due from the Company does not exceed $25,000 in value, or “off the shelf” products. All of the Third Party License Agreements are valid, binding and in full force and effect in all material respects and to the Company’s knowledge enforceable by the Company in accordance with their respective terms in all material respects, subject to general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies. The Company is not in breach of any such Third Party License Agreements, other than such breaches as would not result, individually or in the aggregate, in a Material Adverse Effect. To the Company’s knowledge, no other party to any of the Third Party License Agreements is in default thereunder, other than such defaults as would not result, individually or in the aggregate, in a Material Adverse Effect. Neither the Company nor any Subsidiary of the Company infringes or is in conflict with any right of any other person or entity with respect to any third party Intellectual Property. Neither the Company nor any of its Subsidiaries has received written notice of any pending conflict with or infringement upon any third party Intellectual Property. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s ownership of or licensing rights in or to any Company Intellectual Property. Neither the Company nor any of its Subsidiaries has entered into any consent agreement, indemnification agreement, forbearance to sue or settlement agreement with respect to the validity of the Company’s or its Subsidiaries’ ownership of or right to use its Company Intellectual Property and there is no reasonable basis for any such claim to be successful. The Company Intellectual Property are valid and enforceable and no registration relating thereto has lapsed, expired or been abandoned or canceled or is the subject of cancellation or other adversarial proceedings, and all applications therefor are pending and in good standing. The Company has taken all reasonable steps required to perfect its ownership of and interest in its Company Intellectual Property and has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its Company Intellectual Property. The Company and its Subsidiaries have complied, in all material respects, with their respective contractual obligations relating to the protection of the Company Intellectual Property used pursuant to licenses. No person or entity is infringing on or violating the Company Intellectual Property owned or used by the Company or its Subsidiaries.

(k)    Title. Except as set forth in the SEC Documents, the Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and merchantable title to all personal property owned by them that is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(l)    Tax Status. Except as set forth on the Disclosure Schedule, the Company and each of its Subsidiaries has made or filed all foreign, U.S. federal, state, provincial and local income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. Neither the Company nor any of its Subsidiaries has executed a waiver with respect to any statute of limitations relating to the assessment or collection of any foreign, federal, state, provincial or local tax. None of the tax returns of the Company or any of its Subsidiaries is presently being audited by any taxing authority.

(m)    Key Employees. Each of the Company’s directors and officers and any Key Employee (as defined below) is currently serving the Company in the capacity disclosed in the Select SEC Documents. No Key Employee is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each Key Employee does not subject the Company or any of its Subsidiaries to any material liability with respect to any of the foregoing matters. No Key Employee has, to the knowledge of the Company and its Subsidiaries, any intention to terminate or limit his or her employment with, or services to, the Company or any of its Subsidiaries, nor is any such Key Employee subject to any constraints which would cause such employee to be unable to devote his or her full time and attention to such employment or services. For purposes of this Agreement, “Key Employee” means the persons listed in Section 3(m) of the Disclosure Schedule and any individual who assumes or performs any of the duties of a Key Employee.

(n)    Employee Relations. (i) No application or petition for certification of a collective bargaining agent is pending and none of the employees of Company or any of its Subsidiaries are or have been represented by any union or other bargaining representative and no union has attempted to organize any group of the Company's employees, and no group of the Company's employees has sought to organize themselves into a union or similar organization for the purpose of collective bargaining. The Company and its Subsidiaries believe that their relations with their employees are good; (ii) no executive officer (as defined in Rule 501(f) of the Securities Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company; and (iii) the Company and its Subsidiaries are in compliance with all federal, state and local laws and regulations and, to the Company’s knowledge, all foreign laws and regulations, in each case respecting employment and employment practices, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, result in a Material Adverse Effect.

(o)    Insurance. The Company and each of its Subsidiaries has in force fire, casualty, product liability and other insurance policies, with extended coverage, sufficient in amount to allow it to replace any of its material properties or assets which might be damaged or destroyed or sufficient to cover liabilities to which the Company or its Subsidiaries may reasonably become subject, and such types and amounts of other insurance with respect to its business and properties, on both a per occurrence and an aggregate basis, as are customarily carried by entities engaged in the same or similar business as the Company and its Subsidiaries. No default or event has occurred that could give rise to a default under any such policy.

(p)    Listing. Except as disclosed in the SEC Documents, the Company is not in violation of the listing requirements of the Nasdaq Capital Market (“Nasdaq”) on which it trades, does not reasonably anticipate that the Common Stock will be delisted by Nasdaq for the foreseeable future, and has not received any notice regarding the possible delisting of the Common Stock from Nasdaq.

(q)    No General Solicitation or Integrated Offering. Neither the Company nor any person or entity acting for the Company has conducted any “general solicitation” (as such term is defined in Regulation D) with respect to any of the Securities being offered hereby. Neither the Company nor any of its affiliates, nor any person or entity acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration of the Securities being offered hereby under the Securities Act or cause this offering of Securities to be integrated with any prior offering of securities of the Company for purposes of the Securities Act, which result of such integration would require registration under the Securities Act, or any applicable stockholder approval provisions.

(r)    Sarbanes-Oxley Compliance. The Company and the Company’s directors and officers, in their capacities as such, are in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (“SOX”), including Section 402 related to loans and Sections 302 and 906 related to certifications, and neither the Company nor any of its officers has received notice from any governmental entity questioning or challenging the accuracy, completeness, content, form or manner of filing or submission of such certifications. The Company has no reasonable basis to believe that it will not continue to be in compliance with SOX as in effect on the Closing Date (including, without limitation, the requirements of Section 404 thereof).

(s)    Shell Company. The Company has never been, and is not currently, an issuer subject to Rule 144(i) under the Securities Act.

4.	COVENANTS.

(a)    Form D: Blue Sky Laws. The Company shall timely file with the SEC a Form D with respect to the Securities as required under Regulation D and provide a copy thereof to each Purchaser promptly after such filing upon request. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to each Purchaser pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States or obtain exemption therefrom, and shall provide evidence of any such action so taken to each Purchaser on or prior to the Closing Date upon request. Within four business days after the Closing Date, the Company shall file a Form 8-K with the SEC concerning this Agreement and the transactions contemplated hereby, which Form 8-K shall attach this Agreement and its Exhibits as exhibits to such Form 8-K.

(b)    Reporting Status. So long as any Purchaser (or any of its affiliates) beneficially owns any of the Securities, the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination. In addition, the Company shall take all actions necessary to meet the “registrant eligibility” requirements set forth in the general instructions to Form S-1 or any successor form thereto, to continue to be eligible to register the resale of its Common Stock on a registration statement on Form S-1 under the Securities Act.

(c)    Use of Proceeds. Except as set forth on Schedule 4(c), the Company shall use the proceeds from the sale and issuance of the Common Shares and Warrants for general corporate purposes, working capital, repayment of indebtedness and implementation of the Company’s new business strategy.

(d)    Reservation of Shares. On or before the Closing Date, the Company shall reserve such number of shares of its authorized but unissued shares of Common Stock to provide for the issuance of the Common Shares and full exercise of the Warrants and the issuance of the Warrant Shares in connection therewith (collectively, the “Issuance Obligations”). In the event such number of shares becomes insufficient to satisfy the Issuance Obligations, the Company shall take all necessary action to authorize and reserve such additional shares of Common Stock necessary to satisfy the Issuance Obligations.

(e)    Listing. Except as has previously been cured or as otherwise set forth in the SEC Documents, (i) the Company has not, in the 12 months preceding the date hereof, received notice from the Principal Market to the effect that the Company is not in compliance with the listing or maintenance requirements of the Principal Market, and (ii) the Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Securities are currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

(f)    Corporate Existence. So long as any Purchaser (or any of its affiliates) beneficially owns any Securities, the Company shall maintain its corporate existence, and in the event of a merger, consolidation or sale of all or substantially all of the Company’s assets, the Company shall ensure that the surviving or successor entity in such transaction and, if an entity different from the successor or acquiring entity, the entity whose securities into which the Common Stock shall become convertible or exchangeable in such transaction (i) assumes the Company’s obligations under this Agreement and the other Transaction Documents and the agreements and instruments entered into in connection herewith and therewith regardless of whether or not the Company would have had a sufficient number of shares of Common Stock authorized and available for issuance in order to effect the exercise in full of all Warrants outstanding as of the date of such transaction and (ii) except in the event of a merger, consolidation of the Company into any other corporation, or the sale or conveyance of all or substantially all of the assets of the Company where the consideration consists solely of cash, the surviving or successor entity and, if an entity different from the successor or acquiring entity, the entity whose securities into which the Common Stock shall become convertible or exchangeable in such transaction, is a publicly traded corporation whose common stock is listed for trading on NASDAQ or the NYSE MKT.

(g)    No Integrated Offerings. The Company shall not make any offers or sales of any security (other than the Securities) under circumstances that would require registration of the Securities being offered or sold hereunder under the Securities Act or cause this offering of the Securities to be integrated with any other offering of securities by the Company for purposes of any stockholder approval provision applicable to the Company or its securities.

(h)    Legal Compliance. The Company shall conduct its business and the business of its Subsidiaries in compliance with all laws, ordinances or regulations of governmental entities applicable to such businesses, except where the failure to do so would not have a Material Adverse Effect.

(i)	Subsequent Equity Sales.

(i)    From the date hereof until sixty (60) days after the earlier of (i) the date that one or more resale registration statements registering for resale all Shares and Warrant Shares have been declared effective by the SEC or (ii) the date that the Securities can be sold, assigned or transferred without restriction or limitation pursuant to Rule 144 promulgated under the 1933 Act, as amended (or a successor rule thereto), neither the Company nor any Subsidiary shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents or (ii) file any registration statement or any amendment or supplement thereto, in each case other than as contemplated pursuant to the Registration Rights Agreement. “Common Stock Equivalents” means any securities of the Company or its subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

(ii)    Notwithstanding the foregoing, this Section 4(i) shall not apply in respect of an Exempt Issuance. “Exempt Issuance” means, the issuance of (a) shares of Common Stock and options or other equity awards to officers, directors, employees, or consultants of the Company issued pursuant to plans approved by stockholders holding a majority of the outstanding voting securities of the Company, (b) securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date hereof, (c) securities issued at a price or an effective price greater than the highest price of any security issued and issuable in the offering including but not limited to shares issued hereunder, (d) securities issued or issuable to the Purchaser and their assigns hereunder, or the Warrants and other Transaction Documents or upon exercise, conversion or exchange of any such securities, (e) if approved by the Company’s shareholders, securities issued or issuable pursuant to Proposals 2 through 6 of the Company’s proxy statement for its annual meeting on October 20, 2025, (f) securities in connection with strategic license agreements, investor relations agreements, and other partnering arrangements so long as such issuances are not primarily for the purpose of raising capital and which holders of such securities or debt are not at any time granted registration rights (g) and securities issued or issuable to Aegis, as placement agent, and their assigns in connection with this offering.

(j)    Lock-Up Agreements. The Company shall not amend, modify, waive or terminate any provision of any of the Lock-Up Agreements (and any lock-up agreements contemplated in the Lock-Up Agreements) except to extend the term of the lock-up period and shall enforce the provisions of each Lock-Up Agreement (and any lock-up agreements contemplated in the Lock-Up Agreements) in accordance with its terms. If any party to a Lock-Up Agreement (and any lock-up agreements contemplated in the Lock-Up Agreements) breaches any material provision of a Lock-Up Agreement, the Company shall promptly after being made aware of such breach, use commercially reasonable efforts to seek specific performance of the material terms of such Lock-Up Agreement that have been breached (and any lock-up agreements contemplated in the Lock-Up Agreements). “Lock-Up Agreement” means each Lock-Up Agreement, dated as of the date hereof, by and between the Company and each of the directors and officers of the Company in the form of Exhibit D attached hereto.

(k)    Equal Treatment of Purchasers. No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

(l)    Furnishing of Information; Public Information. At any time during the period commencing from the six (6) month anniversary of the Closing Date and ending at such time that all of the Securities (assuming cashless exercise for the Warrants) may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company, due solely to an act of the Company, or failure to act by the Company, (i) shall fail to satisfy the current public information requirement under Rule 144(c) or (ii) has ever been an issuer described in Rule 144(i)(1)(i) or becomes such an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a “Public Information Failure”) then, in addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to one percent (1.0%) of the aggregate Subscription Amount of such Purchaser’s Securities on the calendar day of a Public Information Failure and on every thirtieth (30th) calendar day (prorated for periods totaling less than thirty (30) calendar days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for the Purchasers to transfer the Shares and Warrant Shares pursuant to Rule 144. The payments to which a Purchaser shall be entitled pursuant to this Section 4(l)(ii) are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (i) the last calendar day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) business day after the event or failure giving rise to the Public Information Failure Payments is cured. If the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Public Information Failure, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief

(m)    Certain Transactions. Each Purchaser, severally and not jointly with the other Purchasers, expressly agrees that, while the Purchaser's Warrant is outstanding, such Purchaser shall not, and shall cause its Affiliates not to, enter into or effect, directly or indirectly, a hedging transaction that establishes a Net Short Position with respect to the Common Stock. For purposes hereof, a “Net Short Position” means a position whereby such Purchaser has executed one or more sales of Common Stock that is marked as a Short Sale and that is executed when the Purchaser has no equivalent offsetting long position in the Common Stock or contract for the foregoing. Each Purchaser agrees that any Short Sales conducted while the Warrant is outstanding shall be maintained for a period of time not to exceed ten (10) Trading Days.

5.	TRANSFER AGENT INSTRUCTIONS.

(a)    Upon exercise of the Warrants by any person or entity, (i) if the DTC Transfer Conditions (as defined below) are satisfied, the Company shall cause its transfer agent to electronically transmit all Warrant Shares by crediting the account of the Purchaser or its nominee with the Depository Trust Company (“DTC”) through its Deposit Withdrawal At Custodian system; or (ii) if the DTC Transfer Conditions are not satisfied, the Company shall issue and deliver, or instruct its transfer agent to issue and deliver, book entry statements (subject to the legend and other applicable provisions hereof and the Warrants), registered in the name of such person or entity or its nominee, book-entry statements, representing the Warrant Shares, as applicable. Even if the DTC Transfer Conditions are satisfied, any person or entity exercising the Warrants may instruct the Company to deliver to such person or entity or its nominee book-entry statements representing the Warrant Shares, as applicable, in lieu of delivering such shares by way of DTC Transfer. For purposes of this Agreement, “DTC Transfer Conditions” means that (A) the Company’s transfer agent is participating in the DTC Fast Automated Securities Transfer program and (B) the book-entry statements for the Warrant Shares required to be delivered do not bear a legend and the person or entity effecting such exercise is not then required to return such statement for the placement of a legend thereon.

(b)    The Company warrants that no instruction other than such instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(f) hereof in the case of the transfer of the Warrant Shares prior to registration of Warrant Shares under the Securities Act or without an exemption therefrom, shall be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement. Nothing in this Section shall affect in any way the Purchasers’ obligations and agreement set forth herein to resell the Securities pursuant to an effective registration statement or under an exemption from the registration requirements of applicable securities law.

(c)    If any Purchaser provides the Company and the transfer agent with an opinion of counsel, which opinion of counsel shall be in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from registration, or any Purchaser provides the Company with reasonable assurances that such Securities may be sold under Rule 144, the Company shall permit the transfer and, in the case of Warrant Shares, promptly instruct its transfer agent to issue one or more book-entry statements in such name and in such denominations as specified by the Purchasers.

6.	CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Common Shares and Warrants to each Purchaser is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(a)    Each Purchaser shall have executed such Purchaser’s Execution Page to this Agreement and each other Transaction Document to which such Purchaser is a party and delivered the same to the Company.

(b)    Each Purchaser shall have delivered the full amount of such Purchaser’s applicable Purchase Price in accordance with Section 1(a) and Section 1(c) hereof.

(c)    The representations and warranties of each Purchaser shall be true and correct as of the date when made and the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date), and such Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Closing Date.

(d)    No statute, rule, regulation, executive order, decree, ruling, injunction, action or proceeding shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

7.	CONDITIONS TO THE PURCHASER’S OBLIGATION TO PURCHASE.

The obligation of each Purchaser hereunder to purchase the Common Shares and Warrants on the Closing Date is subject to the satisfaction of each of the following conditions, provided that such conditions are for each Purchaser’s individual and sole benefit and may be waived by such Purchaser at any time in such Purchaser’s sole discretion:

(a)    The Company shall have executed such Purchaser’s Execution Page to this Agreement and each other Transaction Document to which the Company is a party and delivered executed originals of the same to such Purchaser.

(b)    The Company shall have received fully-executed consents from the holders of at least 92% of the Company’s outstanding shares of the Company’s Series AA Convertible Preferred Stock (including all subseries thereof, the “Series AA Preferred”), Series AAA Convertible Preferred Stock (including all subseries thereof, the “Series AAA Preferred”), and Series AAA Junior Convertible Preferred Stock (including all subseries thereof, the “Series AAA Junior Preferred”, and collectively with the Series AA Preferred, and Series AAA Preferred, the “Series A Stock”), agreeing to convert all shares of such holder’s Series A Stock into an equal number of shares of the Company’s Series B Convertible Preferred Stock and shall have effected such conversions.

(c)    The Company shall have exercised its election to convert all Series B Convertible Preferred Stock into Common Stock.

(d)    [Reserved].

(e)    The Company shall have received fully executed consents from those parties set forth on Schedule 7(d) hereto, agreeing to the early repayment of that certain portion of the principal and interest due under the debt instruments as set forth on Schedule 7(d) hereto.

(f)    All consents, approvals and waivers required for the consummation of the transactions contemplated hereby shall have been obtained.

(g)    The Company shall have delivered to such Purchaser a copy of the irrevocable transfer agent instruction letter, submitted to the Transfer Agent on the Closing Date, instructing the Transfer Agent to issue book-entry statements representing the Common Shares being purchased by such Purchaser on the Closing Date, registered in such Purchaser’s name.

(h)    The Common Stock shall be listed on the Nasdaq Capital Market and trading in the Common Stock (or on the Nasdaq Capital Market generally) shall not have been suspended by the SEC or The Nasdaq Stock Market, LLC.

(i)    The Company shall have received the approval of the Company’s stockholders for the issuance of the Common Shares and Warrants at a duly convened meeting of the Company’s stockholders.

(j)    The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. In connection with the issuance of the Securities on the Closing Date, such Purchaser shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date to the foregoing effect and as to such other matters as may reasonably be requested by such Purchaser.

(k)    No statute, rule, regulation, executive order, decree, ruling, injunction, action or proceeding shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which questions the validity of, challenges or prohibits the consummation of, any of the transactions contemplated by this Agreement.

(l)    There shall have been no material adverse changes and no material adverse developments in the business, properties, operations, prospects, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, since the date hereof, and no information that is materially adverse to the Company and of which such Purchaser is not currently aware shall come to the attention of such Purchaser.

(m)    Such Purchaser shall have received a copy of resolutions, duly adopted by the Board of Directors of the Company, which shall be in full force and effect at the time of the Closing Date, authorizing the execution, delivery and performance by the Company of this Agreement and the other Transaction Documents and the consummation by the Company of the transactions contemplated hereby and thereby, certified as such by the Secretary or Assistant Secretary of the Company on or before the Closing Date, and such other documents they reasonably request in connection with the issuance of the Securities on the Closing Date.

(n)    The Purchasers shall have received from Disclosure Law Group, a Professional Corporation, counsel for the Company, an opinion, dated as of the Closing Date, in substantially the form of Exhibit E attached to this Agreement.

(o)    Aegis Capital Corp. (“Aegis”) and the Company shall have (i) mutually agreed in writing to the commissions and expenses payable to Aegis for serving as placement agent for the sale of the Common Shares and Warrant, with such terms being acceptable to the lead investor, and (ii) mutually agreed in writing that the Aegis right of first refusal, which expires on July 10, 2026, shall not apply to the lead investor and/or its affiliates.

(p)    The Company shall use its reasonable best efforts to terminate all “approval” rights to co-participate in future financings, and subject to Section 7(o) above, rights of first refusal or rights to receive commissions or similar payments tied to the raising of equity or debt financing by the Company (collectively, the “Rights”). Schedule 7(p), attached hereto, sets forth all Rights for which the Company was unable to terminate pursuant to negotiations with the holders of such Rights.

(q)    The Company shall have amended its 2025 Omnibus Stock Incentive Plan and reserved for issuance thereunder shares of Common Stock (subject to adjustment for stock splits, stock dividends, recapitalizations, and similar events) equal to not less than 25% of the issued and outstanding Common Stock of the Company, inclusive of all outstanding preferred stock on an “as converted” basis, immediately following the Closing Date.

(r)    The Purchasers shall have received the Lock-Up Agreements.

8.	TERMINATION.

(a)         The obligations of the Company, on the one hand, and the Purchasers, on the other hand, to effect the Closing shall terminate as follows:

(i)    Upon the mutual written consent of the Company and the Purchasers that agreed to purchase a majority of the Securities prior to the Closing;

(ii)    By the Company if any of the conditions set forth in Section 6 shall have become incapable of fulfillment, and shall not have been waived by the Company;

(iii)    By a Purchaser (with respect to itself only) if any of the conditions set forth in Section 7 shall have become incapable of fulfillment, and shall not have been waived by such Purchaser; or

(iv)    By either the Company or a Purchaser (with respect to itself only) if the all Closings have not occurred on or prior to October 24, 2025;

provided, however, that, in the case of clauses (ii) and (iii) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in the Transaction Documents if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

(b)         In the event of termination by the Company or the Purchaser of its obligations to effect the Closing pursuant to Section 8(a), written notice thereof shall be given to the other Purchasers by the Company. Nothing in this Section 8 shall be deemed to release any party from any liability for any breach by such party of the other terms and provisions of the Transaction Documents or to impair the right of any party to compel specific performance by any other party of its other obligations under the Transaction Documents.

9.	GOVERNING LAW; MISCELLANEOUS.

(a)    Governing Law; Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)    Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission or electronic mail of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

(c)    Construction. Whenever the context requires, the gender of any word used in this Agreement includes the masculine, feminine or neuter, and the number of any word includes the singular or plural. Unless the context otherwise requires, all references to articles and sections refer to articles and sections of this Agreement, and all references to schedules are to schedules attached hereto, each of which is made a part hereof for all purposes. The descriptive head‐ings of the several articles and sections of this Agreement are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

(d)    Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

(e)    Entire Agreement; Amendments. This Agreement and the other Transaction Documents (including any schedules and exhibits hereto and thereto) contain the entire understanding of the Purchasers, the Company, their affiliates and persons or entities acting on their behalf with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchasers make any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived other than by an instrument in writing signed by the party to be charged with enforcement, and no provision of this Agreement may be amended other than by an instrument in writing signed by the Company and each Purchaser.

(f)    Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally, by responsible overnight carrier or by confirmed facsimile, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by responsible overnight carrier or confirmed facsimile, in each case addressed to a party. The initial addresses for such communications shall be as follows, and each party shall provide notice to the other parties of any change in such party’s address:

(i)	If to the Company:

Super League Enterprise, Inc.

2450 Colorado Ave., Suite 100E

Santa Monica, CA 90404

Telephone: (213) 421-1920

Attention: Chief Financial Officer

with a copy simultaneously transmitted by like means (which transmittal shall not constitute notice hereunder) to:

Disclosure Law Group, a Professional Corporation

600 West Broadway, Suite 700

San Diego, CA 92101

Email: jkennedy@disclosurelawgroup.com

Attention: Jack Kennedy

(ii)    If to any Purchasers, to the address set forth under such Purchaser’s name on the Execution Page hereto executed by such Purchaser.

(g)    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Except as provided herein, the Company shall not assign this Agreement or any rights or obligations hereunder. Any Purchaser may assign or transfer the Securities pursuant to the terms of this Agreement and of such Securities. Any Purchaser may assign such Purchaser’s rights hereunder or thereunder to any other person or entity, except for direct competitors of the Company or persons or entities that have publicly announced plans to compete directly with the Company. In addition, and notwithstanding anything to the contrary contained in this Agreement or the other Transaction Documents, the Securities may be pledged and all rights of any Purchaser under this Agreement or any other Transaction Document may be assigned, without further consent of the Company, to a bona fide pledgee in connection with such Purchaser’s margin or brokerage account.

(h)    Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

(i)    Survival. The representations and warranties of the Company and the agreements and covenants set forth in Sections 2, 3, 4, 6 and 7 hereof shall survive the Closing Date.

(j)    Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)    Indemnification. In consideration of each Purchaser’s execution and delivery of this Agreement and the other Transaction Documents and purchase of the Securities hereunder, and in addition to all of the Company’s other obligations under this Agreement and the other Transaction Documents, from and after the Closing Date, the Company shall defend, protect, indemnify and hold harmless each Purchaser and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing persons’ or entities’ agents or other representatives, including, without limitation, those retained in connection with the transactions contemplated by this Agreement (collectively, the “Indemnitees”), from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement, any other Transaction Document or any other certificate, instrument or document contemplated hereby or thereby, (ii) any breach of any covenant, agreement or obligation of the Company contained in this Agreement, any other Transaction Document or any other certificate, instrument or document contemplated hereby or thereby or (iii) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (A) the execution, delivery, performance or enforcement of this Agreement, any other Transaction Document or any other certificate, instrument or document contemplated hereby or thereby, (B) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance and sale of the Securities, or (C) the status of such Purchaser or holder of the Securities as an investor in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(l)    Joint Participation in Drafting. Each party to this Agreement has participated in the negotiation and drafting of this Agreement and the other Transaction Documents. As such, the language used herein and therein shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party to this Agreement.

(m)    Knowledge. As used in this Agreement, the term “knowledge” of any person or entity shall mean and include (i) with respect to the Company, the actual knowledge of any of the Company’s officers or directors and (ii) that knowledge which a reasonably prudent business person could have obtained in the management of his or her business affairs after making due inquiry and exercising due diligence which a prudent business person should have made or exercised, as applicable, with respect thereto.

(n)    Exculpation Among Purchasers. The Company acknowledges that the obligations of each Purchaser under this Agreement and each of the other Transaction Documents are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under the Transaction Documents. Each Purchaser acknowledges that it has independently evaluated the merits of the transactions contemplated by this Agreement and the other Transaction Documents, that it has independently determined to enter into the transactions contemplated hereby and thereby, that it is not relying on any advice from or evaluation by any other Purchaser, and that it is not acting in concert with any other Purchaser in making its purchase of securities hereunder or in monitoring its investment in the Company. The Purchasers and, to its knowledge, the Company agree that the no action taken by any Purchaser pursuant hereto or to the other Transaction Documents, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or would deem such Purchasers to be members of a “group” for purposes of Section 13(d) of the Exchange Act, and the Purchasers have not agreed to act together for the purpose of acquiring, holding, voting or disposing of equity securities of the Company. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers. The Company acknowledges that such procedure with respect to the Transaction Documents in no way creates a presumption that the Purchasers are in any way acting in concert or as a “group” for purposes of Section 13(d) of the Exchange Act with respect to the Transaction Documents or the transactions contemplated hereby or thereby. Each Purchaser acknowledges that it has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents.

(o)    Business Days and Trading Days. For purposes of this Agreement, the term “business day” means any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law, regulation or executive order to close, and the term “trading day” means any day on which the Nasdaq Capital Market or, if the Common Stock is not then traded on the Nasdaq Capital Market, the principal national securities exchange, automated quotation system or other trading market where the Common Stock is then listed, quoted or traded, is open for trading.

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IN WITNESS WHEREOF, the Purchaser and the Company have caused this Agreement to be duly executed as of the date first above written.

SUPER LEAGUE ENTERPRISE, INC.

By:
Name:	Matt Edelman
Title:	Chief Executive Officer & President

[COMPANY SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

PURCHASER:

(Print or Type Name of Purchaser)

By:

Name:

Title:

COUNTRY OF RESIDENCE AND ADDRESS:

Telephone:

eMail:

Attention:

AGGREGATE SUBSCRIPTION AMOUNT:

Number of shares of Common Stock:

Number of Pre-Funded Warrants:
Beneficial Ownership Blocker:

Number of Common Warrants:
Beneficial Ownership Blocker:

Purchase Price ($1.00 per share of Common Stock or $0.99999 per Pre-funded Warrant

[PURCHASER SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

[EXHIBITS AND SCHEDULES INTENTIONALY OMITTED]